UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2015

NAUGATUCK VALLEY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-167482	01-0969655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Church Street, Naugatuck, Connecticut		06770
(Address of principal executive offices)		(Zip Code)

(203) 720-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On April 6, 2015, Naugatuck Valley Financial Corporation (the “Company”), and the Company’s wholly owned subsidiary, Naugatuck Valley Savings and Loan (the “Bank”), entered into an Agreement (the “Agreement”) with Seidman and Associates, LLC, Seidman Investment Partnership, LP, Seidman Investment Partnership II, LP, LSBK06-08, LLC, Broad Park Investors, LLC, CBPS, LLC, 2514 Multi-Strategy Fund, LP, Veteri Place Corporation, Sonia Seidman, an individual, and Lawrence Seidman, an individual (collectively, the “Seidman Group”) amending the agreement entered into by the Company, the Bank and the Seidman Group on March 21, 2014 (the “2014 Agreement”).

The Agreement amends Section 5 of the 2014 Agreement to extend the term of the 2014 Agreement for a period expiring as of the close of business on the date on which the Nominee (as defined in the Agreement) ceases to be a director of the Company and the Bank. The other terms of the 2014 Agreement were not amended and remain in full force and effect.

The foregoing description is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibit is included herewith.

Exhibit Number	Description

10.1	Agreement, dated April 6, 2015, by and among, Naugatuck Valley Financial Corporation, Naugatuck Valley Savings and Loan, Seidman and Associates, LLC, Seidman Investment Partnership, LP, Seidman Investment Partnership II, LP, LSBK06-08, LLC, Broad Park Investors, LLC, CBPS, LLC, 2514 Multi-Strategy Fund, LP, Veteri Place Corporation, Sonia Seidman, and Lawrence Seidman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NAUGATUCK VALLEY FINANCIAL CORPORATION

Date: April 7, 2015	By:	/s/ William C. Calderara
William C. Calderara President and Chief Executive Officer